As filed with the Securities and Exchange Commission on March 1, 2000.

                                                   Registration No. 333-________

================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                                SIPEX Corporation
             (Exact name of registrant as specified in its charter)

         Massachusetts                                           04-6135748
(State or other jurisdiction of                               (I.R.S. Employer
 incorporation or organization)                              Identification No.)

                                22 Linnell Circle
                               Billerica, MA 01821
                                 (978) 667-8700
               (Address of Principal Executive Offices) (Zip Code)

                          -----------------------------

                                 1999 Stock Plan
                            (Full title of the plan)

                          -----------------------------

                                James E. Donegan
                             Chief Executive Officer
                                SIPEX Corporation
                                22 Linnell Circle
                               Billerica, MA 01821
                                 (978) 667-8700
           (Name and address including zip code and telephone number, including area code, of agent for service)

                          -----------------------------

                                   Copies to:

                             Kenneth J. Gordon, Esq.
                         TESTA, HURWITZ & THIBEAULT, LLP
                                 125 High Street
                           Boston, Massachusetts 02110
                                 (617) 248-7000

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

                         CALCULATION OF REGISTRATION FEE

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
                                                        Proposed
                                                        maximum
                                                        offering         Proposed maximum
     Title of securities               Amount to be     price per           aggragate           Amount of
      to be registered                 registered(1)    share             offering price     registration fee
       ----------------                 ----------      ---------         --------------     ----------------



1999 STOCK PLAN

Common Stock, par value $.01               270,120      $11.1250(2)     $ 3,005,085.00(2)     $  793.34(2)
per share
                                             1,625      $ 9.5625(2)     $    15,539.06(2)     $    4.10

                                             4,000      $10.4380(2)     $    41,752.00(2)     $   11.02(2)

                                            40,950      $12.1250(2)     $   496,518.75(2)     $  131.08(2)

                                           265,000      $15.5625(2)     $ 4,124,062.50(2)     $1,088.75(2)

                                           225,000      $13.0625(2)     $ 2,939,062.50(2)     $  775.91(2)

                                           393,305      $  27.00(3)     $   10,619,235(3)     $2,803.48(3)

NON-PLAN OPTIONS

Common Stock, par value $.01               355,000      $15.5625(2)     $ 5,524,687.50(2)     $1,458.52(2)
per share
                                            40,000      $ 9.8125(2)     $   392,500.00(2)     $  103.62(2)

                                           500,000      $12.5625(2)     $ 6,281,250.00(2)     $1,658.25(2)

                                           221,500      $14.8750(2)     $ 3,294,812.50(2)     $  869.83(2)
                                         ---------                      --------------        ---------

TOTAL                                    2,316,500                      $36,734,504.81        $9,697.91

================================================================================

(1) Plus such additional shares as may be required pursuant to the plan in the event of a stock dividend, split-up of shares, recapitalization or other similar change in the Common Stock.

(2) Such shares are issuable upon exercise of outstanding options with fixed exercise prices. Pursuant to Rule 457(h)(1) of Regulation C, the aggregate offering price and the fee have been computed upon the basis of the price at which the options may be exercised. The offering price per share set forth for such shares is the exercise price per share at which such options are exercisable.

(3) Pursuant to Rule 457(c) and (h)(1) of Regulation C of the Securities Act, the price of $27 per share, is the average of the high and low prices of the Common Stock as reported on The Nasdaq National Market on February 25, 2000 and is set forth solely for purposes of calculating the filing fee for those shares without a fixed exercise price.

         This Registration Statement registers additional securities of the same class as other securities for which (i) Registration Statement No. 333-06123 on Form S-8 as filed with the Securities and Exchange Commission on June 17, 1996, (relating to the Registrant's 1988 Non-Statutory Stock Option Plan, 1991 Non-Statutory Stock Option Plan, 1993 Stock Option and Incentive Plan, 1994 Stock Option and Incentive Plan, 1996 Incentive Stock Option Plan, 1996 Non-Employee Director Stock Option Plan and 1996 Employee Stock Purchase Plan), is effective, and (ii) Registration Statement No. 333-32329 on Form S-8 as filed with the Securities and Exchange Commission on July 29, 1997 relating to the Registrant's 1997 Stock Option Plan is effective. Pursuant to General Instruction E to Form S-8, the contents of the above-listed Registration Statements are hereby incorporated by reference.

                                     PART I

              INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

ITEM 1.  PLAN INFORMATION.

         The documents containing the information specified in this Item 1 will be sent or given to employees, directors or others as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Securities and Exchange Commission (the "Commission") and the instructions to Form S-8, such documents are not being filed with the Commission either as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

ITEM 2.  REGISTRANT INFORMATION AND EMPLOYEE PLAN ANNUAL INFORMATION.

         The documents containing the information specified in this Item 2 will be sent or given to employees as specified by Rule 428(b)(1). In accordance with the rules and regulations of the Commission and the instructions to Form S-8, such documents are not being filed with the Commission either as part of the Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents filed by SIPEX Corporation (the "Registrant") with the Commission pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated in this Registration Statement by reference as of their respective dates:

         (a) The Registrant's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed with the Commission on March 31, 1999;

         (b) The Registrant's Quarterly Reports on Form 10-Q for the fiscal quarters ended October 2, 1999 (filed with the Commission on November 16, 1999); July 3, 1999 (filed with the Commission on August 12, 1999); and April 3, 1999 (filed with the Commission on May 14, 1999) under Section 15(d) of the Exchange Act; and

         (c) The section entitled "Description of Registrant's Securities to be Registered" contained in the Registrant's registration statement on Form 8-A filed with the Commission pursuant to
                  Section 12(g) of the Exchange Act and incorporating by reference the information contained in the Registrant's Registration Statement on Form S-1 (SEC File No. 333-1328).

         All documents subsequently filed with the Commission by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered herein have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the date of filing of such documents.

ITEM 4. DESCRIPTION OF SECURITIES.

Not applicable.

ITEM 5. INTEREST OF NAMED EXPERTS AND COUNSEL

Not applicable.

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

Massachusetts General Laws Chapter 156B, Section 67 provides that a corporation may indemnify its directors and officers to the extent specified in or authorized by (i) the articles of organization, (ii) a by-law adopted by the shareholders, or (iii) a vote adopted by the holders of a majority of the shares of stock entitled to vote on the election of directors. In all instances, the extent to which a corporation provides indemnification to its directors and officers under Section 67 is optional. Massachusetts General Laws Chapter 156B,
Section 67 forbids the indemnification of any person with respect to any matter to which he shall have been adjudicated in any proceeding not to have acted in good faith in the reasonable belief that his action was in the best interest of the corporation.

The Company's Restated By-Laws indemnifies the directors and officers against liabilities arising out of legal proceedings brought against them by reason of their status as directors and officers or by reason of their agreeing to serve, at the request of the Company, as a director or officer of another organization. Under the Restated By-Laws, each director and officer shall be indemnified by the Company for all costs and expenses (including attorneys' fees), judgments, liabilities and amounts paid in settlement of such proceedings, even if he is not successful on the merits, if he acted in good faith in the reasonable belief that his action was in the best interest of the Company. The Board of Directors may authorize advancing litigation expenses to a director or officer at his request upon receipt of an undertaking by such director or officer to repay such expenses if it is ultimately determined that he is not entitled to indemnification for such expense. The Restated By-Laws provide that the directors and officers of the Company shall be indemnified by the Company to the fullest extent authorized by Massachusetts Law, as it now exists or may in the future be amended. In addition, the Restated Articles provide that the directors of the Company will not be personally liable for monetary damages to the Company for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to the Company or its shareholders, acted in bad faith, knowingly or intentionally violated the law, authorized illegal dividends or redemptions or derived an improper personal benefit from their action as directors.

The Company has entered into separate indemnification agreements with each of its directors and executive officers, whereby the Company agreed, among other things, (i) to indemnify them to the fullest extent permitted by the Business Corporation Law of the Commonwealth of Massachusetts, subject to specified limitations, against certain liabilities actually and reasonably incurred by them in any proceedings in which they are a party that may arise by reason of their status as directors, officers, employees or agents or may arise by reason of their serving as such at the request of the Company for another entity and
(ii) to advance their expenses incurred as a result of any proceeding against them as to which they could be indemnified. The Company intends to enter into similar separate indemnification agreements with any directors or officers who may join the Company in the future.

 ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

 Not applicable.

ITEM 8.  EXHIBITS.

                  EXHIBIT NO.                    DESCRIPTION OF EXHIBIT

                         4.1 Restated Articles of Organization of the Registrant (filed as Exhibit 3.2 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

                         4.2 Restated By-Laws of the Registrant (filed as Exhibit 3.3 to the Registrant's Registration Statement on Form S-1, File No. 333-1328, and incorporated herein by reference).

                         4.3            SIPEX Corporation 1999 Stock Plan.

                         4.4 Non-Qualified Stock Option Agreement dated August 12, 1999 by and between the Registrant and Stephen E. Parks.

                         4.5 Non-Qualified Stock Option Agreement dated November 23, 1999 by and between the Registrant and Manuel DelArroz

                         4.6 Form of Standard Employee Non-Qualified Option Agreement

                         5.1            Opinion of Testa, Hurwitz & Thibeault,
                                        LLP.

                        23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

                        23.2            Consent of KPMG LLP.

                        24.1 Power of Attorney (included as part of the signature page of this Registration Statement).


ITEM 9.  UNDERTAKINGS.

         (a)      The undersigned Registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

                           (i)      To include any prospectus required by
                                    Section 10(a)(3) of the Securities Act of
                                    1933;

                           (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

                           (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

                           PROVIDED, HOWEVER, that paragraphs (a)(1)(i) and
                           (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

         (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of any employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

\

                                   SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Billerica, the Commonwealth of Massachusetts, on this 9th day of February, 2000.


                               SIPEX CORPORATION

                               By:  /s/ James E. Donegan
                                    ------------------------------------
                                    James E. Donegan
                                    Chairman of the Board of Directors and Chief
                                    Executive Officer


                                POWER OF ATTORNEY

         EACH SUCH PERSON WHOSE SIGNATURE appears below constitutes and appoints, jointly and severally, James E. Donegan and Frank R. DiPietro and each of them, with full power to act without the other, his true and lawful attorney-in-fact and agent, with the power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 (including post-effective amendments) and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

           SIGNATURE                          TITLE                     DATE

/s/ James E. Donegan
-------------------------------    Chairman of the Board of
  James E. Donegan                 Directors, Chief Executive
                                   Officer and Director

/s/ Frank R. DiPietro
-------------------------------    Executive Vice President,
  Frank R. DiPietro                Finance, Chief Financial
                                   Officer, Treasurer
                                   (principal financial officer
                                   and accounting officer) and
                                   Clerk

/s/ Manfred Loeb
-------------------------------    Director
  Manfred Loeb

/s/ Lionel H. Olmer
-------------------------------    Director
  Lionel H. Olmer

/s/ John L. Sprague
-------------------------------    Director
  John L. Sprague

/s/ Steward Flaschen
-------------------------------    Director
  Dr. Steward S. Flaschen

/s/ Willy Sansen
-------------------------------    Director
  Willy Sansen

                                INDEX TO EXHIBITS


      EXHIBIT                     DESCRIPTION OF EXHIBIT

        4.1*          Restated Articles of Organization of the
                      Registrant.

        4.2*          Restated By-Laws of the Registrant.

        4.3**         SIPEX Corporation 1999 Stock Plan.

        4.4 Non-Qualified Option Agreement dated August 12, 1999 between the Registrant and Stephen E.
                      Parks.

        4.5           Non-Qualified Stock Option Agreement dated
                      November 23, 1999 by and between the
                       Registrant and Manuel DelArroz

        4.6           Form of Standard Employee Non-Qualified Option
                      Agreement

        5.1           Opinion of Testa, Hurwitz & Thibeault, LLP.

        23.1 Consent of Testa, Hurwitz & Thibeault, LLP (contained in its opinion as Exhibit 5.1).

        23.2          Consent of  KPMG LLP.

        24.1 Power of Attorney (contained on page 8 of this Registration Statement on Form S-8).


* Incorporated by reference to Exhibits to the Registrant's Registration Statement on Form S-1, No. 333-1328

** Incorporated by reference to the Registrant's 1998 Proxy Statement on
   Schedule 14A, No. 1000-27892